As filed with the Securities and Exchange Commission on August 5, 2014
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
CTPARTNERS EXECUTIVE SEARCH INC.
(Exact name of registrant as specified in its charter)

Delaware	52-2402079
(State of incorporation)	(IRS Employer Identification No.)
1166 Avenue of the Americas
3rd Floor
New York, NY 10036
Phone: (212) 588-3500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian M. Sullivan
Chief Executive Officer
CTPartners Executive Search Inc.
1166 Avenue of the Americas
3rd Floor
New York, NY 10036
Phone: (212) 588-3500
Fax: (212) 688-5754
(Name, address, including zip code, and telephone number, including are code, of agent for service)
With a copy to:
Suzanne K. Hanselman
Baker & Hostetler LLP
1900 E. 9th Street, Suite 3200
Cleveland, OH 44114
Phone: (216) 621-0200
Fax: (216) 696-0740

Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Securities to be Registered	Registered	Offering Price per Share	Aggregate Offering Price	Registration Fee
Primary Offering:
Common stock, par value $0.001 per share	—	—	$50,000,000(1)	$6,440
Secondary Offering:
Common stock, par value $0.001 per share	404,767 (2)	$13.19 (3)	$5,338,864	$688
Total Registration Fee				$7,128

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares as may be issued from time to time upon stock splits, stock dividends, recapitalizations or similar transactions.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low price reported for the registrant’s common stock traded on the NYSE MKT on August 1, 2014.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED August 5, 2014
PROSPECTUS
CTPartners Executive Search Inc.
$50,000,000
Common Stock
404,767 Shares of Common Stock Offered by the Selling Stockholder
We may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of the offering. The aggregate offering price of all securities sold by us will not exceed $50,000,000. In addition, the selling stockholder identified in this prospectus may offer, from time to time, up to 404,767 shares of our common stock in the aggregate.
This prospectus describes the general manner in which the shares of our common stock may be offered and sold. The specific manner in which shares of common stock may be offered and sold will be described in one or more prospectus supplements.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.
Our common stock is listed on the NYSE MKT under the symbol “CTP.” On August 1, 2014, the last reported sale price for our common stock was $13.19 per share. As of that date and based on that last reported sale price per share, the aggregate market value of our voting and non-voting common equity held by non-affiliates was approximately $61,866,486.
Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a primary offering pursuant to that instruction with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. We have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.
Investing in our common stock involves substantial risk. Please read “Risk Factors” beginning on page 3 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is ________, 2014.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we and the selling stockholder may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and the selling stockholder may offer. Each time we and the selling stockholder sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the heading “Information Incorporated by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any applicable prospectus supplement is delivered or securities are sold on a later date.

SUMMARY
This summary highlights certain information appearing elsewhere in this prospectus and in the documents we incorporate by reference into this prospectus. The summary is not complete and does not contain all of the information that you should consider before investing in our common stock. After you read this summary, you should read and consider carefully the entire prospectus and the more detailed information and financial statements and related notes that are incorporated by reference into this prospectus. If you invest in our shares, you are assuming a high degree of risk. For convenience in this prospectus, “CTPartners,” “we,” “us,” and “our” refer to CTPartners Executive Search Inc. and its subsidiaries, taken as a whole, unless otherwise noted.
Business Summary

CTPartners Executive Search Inc. (CTPartners) is a leading provider of retained executive search services to clients on a global basis. We provide these services through 30 offices in the Americas, Europe, the Middle East and Asia Pacific. We help our clients build stronger leadership teams by facilitating the recruitment and hiring of “C-level” (chief executive officers, chief financial officers, chief legal officers, chief marketing officers and chief human resource officers) executives, other senior executives and board members. Our retained executive search services focus on successfully making placements for our clients in a timely manner. We use a proprietary search process and proprietary technology and communication tools to successfully execute our retained searches.

We believe that our proven and proprietary retained executive search process, SearchSigma, differentiates us from our peers. SearchSigma was developed based on analyzing three years of detailed client surveys. In our analysis, we identified the common criteria and timetables our clients expect from a successful search. We then developed a proprietary search process to respond accordingly. Based on our findings, we structured SearchSigma as a workflow process with six distinct segments and milestones, at 48 hours, 7 days, 14 days, 40 days, 75 days and 100 days, designed to complete a successful placement within 100 days of our engagement. SearchSigma also enables our executive search consultants and our clients to actively monitor the status of each search and make adjustments to the search process as necessary. Our focus on the SearchSigma process enhances our ability to successfully and expeditiously identify and place candidates with our clients within our stated goal of 100 days from our engagement.

We believe that a high level of communication and process transparency with our clients is very important to their level of satisfaction and to the ultimate success of our searches. The cornerstone of our client communication is our proprietary system, ClientNet®. Through ClientNet®, our clients can access password-protected information over the internet to check the status of their search engagements. Another important element of our transparency and accountability is the audit that we offer to conduct at the 40-day milestone. This key process step is executed by one of our executive search consultants who is not otherwise involved in a particular search. This executive search consultant contacts the client to assess the progress of the search and to gather client feedback along with any suggested refinements to the process. We have found the 40-day audit process to be very helpful in ensuring that a search is tracking as planned and that any necessary adjustments are made early in the process.

Our organizational structure is designed to provide high quality, industry-focused executive search services to our clients worldwide. Our executive search consultants are dedicated to specific industry verticals and are leading experts in their given sectors. Our support teams of researchers and associates are organized by industry practice group in various geographic locations. We believe that industry specialization enables us to better understand our clients’ cultures, operations, business strategies and industries. Executive search consultants in our industry practice groups bring an in-depth understanding of the market conditions and strategic and management issues faced by clients within their specific industry. Our six largest industry practice groups are financial services, professional services, life sciences, technology/media/telecom, consumer/retail and industrial.

We have a diverse group of clients located throughout the world and in a variety of industries. We believe that our global presence enables us to more effectively serve our clients who have operations throughout the world. We leverage our industry specialization with local geographic knowledge and contacts to provide clients with comprehensive executive search services. We have wholly-owned operations in eight U.S. cities and in seventeen non-U.S. locations. Our wholly-owned non-U.S. operations are in Australia, Brazil, Chile, China, Colombia, France, Germany, Hong Kong, Mexico, Panama, Peru, Russia, Singapore, Switzerland, the United Arab Emirates, the United Kingdom and Venezuela. In 2013, we placed candidates in 509 U.S. searches and 522 non-U.S. searches.

Our Industry

The executive search business is highly fragmented, consisting of several large global firms and several thousand smaller firms that are generally focused on a specific geographic region or on a specific vertical sector. We believe our most direct competition comes from the following five global retained executive search firms: Egon Zehnder International, Heidrick & Struggles International (NASDAQ: HSII), Korn/Ferry International (NYSE: KFY), Russell Reynolds Associates, Inc. and Spencer Stuart.
Executive search firms are generally separated into two broad categories: retained search firms and contingency search firms. Retained search firms generally operate on an exclusive basis for a specific search and are compensated for their services regardless of whether they are successful in placing a candidate with the client. Retained executive search firms typically focus on “C-level” and other senior level executive and board of director positions, and the fee for such services is typically 33% of the first year total cash compensation for the position being filled. The fee for a retained executive search is typically paid in three installments. Contingency executive search firms are generally not hired on an exclusive basis and are only compensated upon placing a recommended candidate, and the fee for such services is typically 25% of the first year base salary of the position being filled.

Our Corporate Information

Our principal executive offices are located at 1166 Avenue of the Americas, 3rd Floor, New York, New York 10036 and our telephone number is (212) 588-3500. Our corporate website address is www.ctnet.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus, and you should not consider it part of this prospectus.
The Offering

We may offer shares of our common stock, from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined at the time of offering, up to a maximum aggregate offering price equal to the amount set forth on the cover page of this prospectus. In addition, the selling stockholder identified herein may offer from time to time under this prospectus, together with any applicable prospectus supplement, up to 404,767 shares of our common stock in the aggregate. This prospectus provides you with a general description of the securities we and the selling stockholder may offer. Each time we and/or the selling stockholder offer shares of our common stock, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities and the offering. A prospectus supplement to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference.

We and the selling stockholder may sell shares of our common stock directly to or through underwriters, dealers or agents. If we and/or the selling stockholders do offer shares of our common stock through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a primary offering pursuant to that instruction with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. We have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider and evaluate the risk factors incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K and any subsequent annual or quarterly reports that we file with the SEC after the date of this prospectus, together with the risk factors and other information contained in or incorporated by reference into the applicable prospectus supplement, before making an investment decision. The occurrence of any of the risks and uncertainties described in such documents could harm our business, financial condition, results of operations or growth prospects. As a result, the trading price of our common stock could decline, and you could lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements that do not directly or exclusively relate to historical facts and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. As a general matter, forward-looking statements reflect our current expectations and projections relating to our industry, financial condition, results of operations, plans, objectives, future performance and business. We generally identify forward looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “projects,” “forecasts,” or the negative version of those words or other comparable words, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Any forward-looking statements contained in or incorporated into this prospectus are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information should not be regarded as a representation by us, any underwriters or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements.

The following uncertainties and factors, among others (including the “Risk Factors” incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K and any subsequent annual or quarterly reports we file with the SEC subsequent to the date of this prospectus), could affect our future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements:

•	our expectations regarding our revenues, expenses and operations and our ability to sustain profitability;

•	our ability to recruit and retain qualified executive search consultants to staff our operations appropriately;

•	our ability to expand our customer base and relationships, especially given the off-limit arrangements we are required to enter into with certain of our clients;

•	declines in the global economy and our ability to execute successfully through business cycles;

•	our anticipated cash needs;

•	our anticipated growth strategies and sources of new revenues;

•	unanticipated trends and challenges in our business and the markets in which we operate;

•	social or political instability in markets where we operate;

•	the impact of foreign currency exchange rate fluctuations;

•	price competition;

•	the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results;

•	the mix of profit and loss by country;

•	our ability to estimate accurately for purposes of preparing our consolidated financial statements; and

•	our spending of the net proceeds from this offering.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are contained in or incorporated into this prospectus.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which it is made. Unless required by law, we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds of the sale of the shares of common stock offered by this prospectus for general corporate purposes, which may include repayment of existing indebtedness, working capital, capital expenditures, acquisitions, joint ventures and stock repurchase programs. As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds. If, as of the date of any prospectus supplement, we have identified any such uses, we will describe them in the prospectus supplement.

We will not receive any of the proceeds from any sale of shares of common stock offered by this prospectus by the selling stockholder.
SELLING STOCKHOLDER

The stockholder named below may from time to time offer and sell pursuant to this prospectus and one or more applicable prospectus supplements up to an aggregate of 404,767 shares of our common stock. We are registering these shares to permit the selling stockholder to resell the shares when and as he deems appropriate. A substantial majority of the shares of common stock beneficially owned by the selling stockholder has been owned by him since we converted from a limited liability company to a corporation at the time of our initial public offering in 2010.

The following table sets forth:

•	the name of the selling stockholder;

•	the number and percent of shares of our common stock that the selling stockholder beneficially owned prior to the offering for resale of the shares under this prospectus;

•	the number of shares of our common stock that may be offered for resale for the account of the selling stockholder under this prospectus; and

•	the number and percent of shares of our common stock to be beneficially owned by the selling stockholder after the offering.

The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the selling stockholder may offer under this prospectus and the number of shares in the column “Shares Beneficially Owned After the Offering” assumes that all of the shares that may be offered by the selling stockholder under this prospectus are sold. We do not know how long the selling stockholder will hold the shares before selling them or how many shares he will sell, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares that may be offered under this prospectus.

We have determined beneficial ownership in accordance with SEC rules. The number of shares beneficially owned prior to the offering is as of July 28, 2014, and the applicable percentages of beneficial ownership (both prior to and after the offering) are based on an aggregate of 7,247,776 shares of our common stock issued and outstanding as of that date. Brian M. Sullivan is our Chief Executive Officer and a director. The address for the selling stockholder is c/o CTParners Executive Search Inc., 1166 Avenue of the Americas, 3rd Floor, New York, New York 10036.

	Shares Beneficially Owned Prior to Offering		Number of Shares Being Offered	Shares Beneficially Owned After Offering
Stockholders	Number	Percent		Number	Percent
Brian M. Sullivan (1)	1,214,300	16.8%	404,767	809,533	11.2%
Totals:	1,214,300	16.8%	404,767	809,533	11.2%

(1)	Of which 1,180,204 shares are held by Revenant, Inc., which is wholly owned by Mr. Sullivan.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the Delaware General Corporation Law (“DGCL”).

General
Our authorized capital stock consists of 15,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share, the rights and preferences of which may be established from time to time by our board of directors.

As of July 28, 2014, we had 7,680,635 shares issued and 7,247,776 outstanding shares of common stock held by 57 holders of record. The number of shares of our common stock outstanding as of such date does not include (i) 215,777 shares of common stock issuable upon the vesting of restricted stock units outstanding and 297,599, shares of common stock issuable upon the exercise of stock options outstanding, which options had a weighted average exercise price of $6.48 per share, or (ii) an additional 183,644 shares of common stock that are reserved for future grants, awards or sale under our 2010 equity incentive plan.

Common Stock
Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Holders of our common stock do not have any cumulative voting rights in the election of our directors. Except as required by law or our certificate of incorporation and bylaws, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present is sufficient for the transaction of any business at a meeting. Subject to preferences held by, or that may be granted to, any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. The shares to be issued by us in this offering will be, when issued and paid for, validly issued, fully paid and non-assessable.

Preferred Stock
Our board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue from time to time up to an aggregate of 1,000,000 shares of preferred stock, in one or more series, each series to have such rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences as our board of directors determines. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock. We currently have no shares of preferred stock outstanding and we have no present plans to issue any shares of preferred stock.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws

The provisions of Delaware law, our certificate of incorporation and our bylaws described below may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies. Our board of directors is elected annually to serve until the next annual meeting of stockholders. Our certificate of incorporation provides that directors may be removed only for cause and then only by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The limitations on removal of directors and treatment of vacancies has the effect of making it more difficult for stockholders to change the composition of our board of directors.

No Written Consent of Stockholders. Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Meetings of Stockholders. Our certificate of incorporation and bylaws provide that only a majority of the members of our board of directors then in office, our Chairman of the Board, or our Chief Executive Officer may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements. Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the Company’s proxy statement for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Certificate of Incorporation and Bylaws. As required by the Delaware General Corporation Law, any amendment of our certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to the issuance of undesignated preferred stock, the amendment of our bylaws, removal of directors, stockholder action, and the amendment of our certificate of incorporation must be approved by not less than 75% of the outstanding shares entitled to vote on the amendment, and not less than 75% of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of at least 75% of the outstanding shares entitled to vote on the amendment, or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Undesignated Preferred Stock. Our certificate of incorporation provides for 1,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Limitation of Liability and Indemnification Matters. Our certificate of incorporation and bylaws include provisions that limit the liability of our officers and directors for monetary damages for breach of their fiduciary duty as officers and directors, except for liability that cannot be eliminated under the DGCL. Any amendment or repeal of these provisions will require the affirmative vote of at least 75% of the outstanding shares entitled to vote on such amendment or repeal, and any such amendment or repeal shall be prospective only. Our certificate of incorporation and bylaws also provide that officers and directors will be indemnified to the fullest extent permitted under Delaware law, including against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

Anti-takeover Effects of Section 203 of the Delaware General Corporation Law
We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the date that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203 of the DGCL, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder), shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder), shares owned by persons who are directors and also officers, and employee stock plans, in some instances.

Section 203 of the DGCL defines a business combination to include:
•any merger or consolidation involving the corporation and the interested stockholder;

•any sale, transfer, pledge or other disposition involving the interested stockholder of ten percent (10%) or more of either the aggregate market value or all of the assets of the corporation, or the aggregate market value of all of its outstanding stock;

•subject to exceptions, any transaction that results in the issuance of transfer by the corporation of any stock of the corporation to the interested stockholder;

•subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interest stockholder; and

•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an interested stockholder as any entity or person beneficially owning fifteen percent (15%) or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

A Delaware corporation may opt out of this provision by express provision in its original certificate of incorporation or by amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out of, and do not currently intend to opt out of, this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Listing

Our common stock is listed on the NYSE MKT under the symbol “CTP.”

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

PLAN OF DISTRIBUTION

We and the selling stockholder may sell securities in any of the ways described below or in any combination thereof:

•	to or through underwriters, brokers or dealers;

•	through one or more agents; or

•	directly to purchasers or to a single purchaser.
The distribution of the securities may be effected from time to time in one or more transactions:

•	directly to purchasers or to a single purchaser.

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to each offering will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial offering price (if a fixed price offering) and any discounts or concessions allowed or reallowed or paid to dealers.
Any common stock sold by us pursuant to this prospectus and applicable prospectus supplement will be approved for trading, upon notice of issuance, on the NYSE MKT or such other stock exchange that our securities are trading upon.

The selling stockholder may also sell resale shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.
Agents, underwriters and other third parties described above may be entitled to indemnification by us and the selling stockholder, as applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments which the agents, underwriters or third parties may be required to make in respect thereof.
We and the selling stockholder may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase shares of common stock from us or the selling stockholder at the public offering price set forth in an applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we and the selling stockholder must pay for solicitation of these contracts in the applicable prospectus supplement.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us, or from the selling stockholder, as the case may be, or purchasers (as their agents in connection with the sale of the shares of common stock). In addition, underwriters may sell the shares of common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each applicable prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us or the selling stockholder. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or the selling stockholder in the ordinary course of business. We and the selling stockholder may also use underwriters or such other third parties with whom we or such selling stockholder have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. We and the selling stockholders may grant any underwriters who participate in a distribution of the securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters or other persons may discontinue any of the activities at any time.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Baker & Hostetler LLP, Cleveland, Ohio. Certain legal matters in connection with this offering will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated by reference into this prospectus and the registration statement from our Annual Report on Form 10-K for the year ended December 31, 2013 have been audited by McGladrey LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and are incorporated by reference herein in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers the shares of our common stock to be offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and our common stock, you should refer to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in or incorporated by reference into this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or one of our filings with the SEC that is incorporated by reference into the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement contained in or incorporated by reference into this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file reports and other information with the SEC. The registration statement, reports and other information we file with the SEC can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information that we file electronically with the SEC. The information we file with the SEC is also available on our website, www.ctnet.com. Our website, and the information contained on or accessible through our website, is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in or incorporated into this prospectus.
We incorporate by reference the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date hereof and the termination of the offering pursuant to this prospectus (other than any information “furnished” rather than “filed”):

(a)	Our Annual Report on Form 10-K for our fiscal year ended December 31, 2013, filed with the SEC on March 12, 2014 (SEC File No. 001-34993).

(b)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, filed with the SEC on May 8, 2014, and June 30, 2014, filed with the SEC on July 30, 2014 (SEC File No. 001-34993).

(c)	Our Current Report on Form 8-K, filed with the SEC on June 20, 2014 (SEC File No. 001-34993).

(d)
The description of our common stock contained in our Registration Statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on December 12, 2010 (SEC File No. 001-34993), as supplemented by the “Description of Capital Stock” found on page 6 of this prospectus and including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all documents we file (but not furnish) with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the filing date and effective date of this registration statement.
We will provide a copy of these filings at no cost upon request. You may request a copy of these filings by writing us at 1166 Avenue of the Americas, 3rd Floor, New York, NY 10036 or telephoning us at (212) 588-3500.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.     Other Expenses of Issuance and Distribution.

The table below itemizes the expenses payable in connection with the registration and issuance of the securities being registered hereunder, other than underwriting discounts and commissions. All of the expenses described below will be borne by us.

Securities and Exchange Commission Registration Fee		$7,128
Financial Industry Regulatory Authority Filing Fee		†
NYSE MKT Additional Shares Listing Fee		†
Legal Fees and Expenses		†
Printing Expenses		†
Blue Sky Fees		†
Transfer Agent Fees		†
Accounting Fees and Expenses		†
Miscellaneous		†
Total	$	†

† Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the registrant anticipates it may incur in connection with the offering of securities under the registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15. Indemnification of Officers and Directors

Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by Section 145 of the DGCL.

Section 145(e) of the DGCL further provides that such expenses (including attorneys’ fees) incurred by former directors and officers or other employees or agents of the corporation may be so paid upon such terms and conditions as the corporation deems appropriate.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our bylaws provide that we will indemnify, to the fullest extent permitted by the DGCL, any person who was or is made or is threatened to be made a party or is involved in any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was one of our directors or officers or, while serving as one of our directors or officers, is or was serving at our request as a director, officer, employee, or agent of another corporation or of another entity, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person, subject to limited exceptions relating to indemnity in connection with a proceeding (or part thereof) initiated by such person. Our bylaws further provide for the advancement of expenses to each of our officers and directors.

Our certificate of incorporation provides that, to the fullest extent permitted by the DGCL, as the same exists or may be amended from time to time, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except:

•for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or

•for any transaction from which the director derived an improper personal benefit.

We maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not we would have the power to indemnify such person against such liability under the DGCL or the provisions of our certificate of incorporation or bylaws.

We have also entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and by our certificate of incorporation or bylaws.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters may agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us, within the meaning of the Securities Act, against certain liabilities.

ITEM 16. Exhibits

No.	Description of Document
1.1	Form of Underwriting Agreement*
3.1
Form of Certificate of Incorporation of CTPartners Executive Search Inc. (incorporated herein by reference to Exhibit 3.1 to Amendment No. 2 to Registration Statement on Form S-1 filed with the Commission on October 14, 2010 (Registration No. 333-169224))

3.2
Certificate of Amendment to the Certificate of Incorporation of CTPartners Executive Search Inc. (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Commission on July 27, 2012 (File No. 001-34993))

3.3
Amended and Restated Bylaws of CTPartners Executive Search Inc. (incorporated herein by reference to Exhibit 3.2 to Quarterly Report on Form 10-Q filed with the Commission on November 7, 2013 (File No. 001-34993))

4.1
Form of CTPartners Executive Search Inc.’s Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 4 to Registration Statement on Form S-1 filed with the Commission on November 24, 2010 (Registration No. 333-169224))

5.1	Opinion of Baker & Hostetler LLP **
23.1	Consent of Baker & Hostetler LLP (included in Exhibit 5. 1)**
23.2	Consent of Independent Registered Public Accounting Firm, McGladrey LLP**
24.1	Power of Attorney (included on signature page)

* If applicable, to be filed by amendment or as an exhibit to a report filed pursuant to Section 13 or 15(d) of the Exchange Act and incorporated by reference herein.
** Filed herewith.

ITEM 17. Undertakings

The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)     That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cleveland, Ohio on August 5, 2014.

CTPartners Executive Search Inc.

By:	/s/ William J. Keneally
Name: William J. Keneally
Title: Chief Financial Officer

We, the undersigned officers and directors of CTPartners Executive Search Inc., hereby severally constitute and appoint Brian M. Sullivan and William J. Keneally, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Name	Title	Date
/s/ Brian M. Sullivan	Chairman, Chief Executive Officer	August 5, 2014
Brian M. Sullivan (principal executive officer)

/s/ William J. Keneally	Chief Financial Officer	August 5, 2014
William J. Keneally (principal financial officer)

/s/ Scott M. Birnbaum	Director	August 5, 2014
Scott M. Birnbaum

/s/ Michael C. Feiner	Director	August 5, 2014
Michael C. Feiner

/s/ Thomas R. Testwuide, Sr.	Director	August 5, 2014
Thomas R. Testwuide, Sr.

/s/ Betsy L. Morgan	Director	August 5, 2014
Betsy L. Morgan